UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2018

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-55617

Maryland	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2018, Strategic Storage Trust II, Inc. (the “Registrant”), through its operating partnership, Strategic Storage Operating Partnership II, L.P., and certain affiliated entities, amended its amended and restated revolving credit agreement with KeyBank, National Association (the “KeyBank Credit Agreement”) in order to extend the maturity date from December 22, 2018 to February 20, 2019 (the “Amendment”).  The Amendment also reduced the maximum borrowing capacity under the KeyBank Credit Agreement from $145 million to $110 million.  The Registrant is in the process of negotiating new loans in order to finance the potential merger with Strategic Storage Growth Trust, Inc. which would include the refinance of the KeyBank Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.

10.1Third Amendment to Amended and Restated Credit Agreement, dated October 29, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust II, Inc.
Date: November 2, 2018	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer